UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018

MOBETIZE CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-181747 (Commission File Number)	99-0373704 (IRS Employer Identification No.)

1150 – 510 Burrard Street, Vancouver, British Columbia V6E 3A8

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (778) 588-5563

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Designation - On June 1, 2018, the Board of Directors of Mobetze Corp. (the “Company”) and Ajay Hans, approved the Second Amended Certificate of Designation of Preferred Stock of Mobetize Corp. Series A Preferred Stock (the “Second Amended Certificate of Designation”) that amends and replaces in its entirety the Certificate of Amendment of Preferred Stock of Mobetize Corp. Series A Preferred Stock dated May 20, 2016. The Second Amended Certificate of Designation was filed with the Nevada Secretary of State on June 4, 2018.

The Second Amended Certificate of Designation designates ten million (10,000,000) shares of the Company’s authorized preferred share capital as Series A Preferred Stock (the “Series A”) and provides for certain preferences to holders of Series A which are summarized as follows:

Conversion Rights – Shares of Series A can be converted into shares of common stock (the “Common Stock”) or shares of Series B Preferred Stock (the “Series B”) on a one for one (1:1) basis, subject to adjustments, on or after the second (2nd) anniversary of the designation of the Series A or on an earlier date if converted in connection with a reorganization, reclassification, consolidation, merger or sale.

Voting Rights – Shares of Series A entitle the holder thereof to ten (10) votes for each share of Series A, voting together with the Common Stock and any additional series of preferred stock as a single class, with respect to any and all matters presented to the shareholders of the Company for their action or consideration (whether at a meeting of shareholders of the Company, by written action of shareholders in lieu of a meeting or otherwise).

Rank – Shares of Series A Preferred Stock rank pari pasu with the Common Stock and any additional series of preferred stock issued by the Corporation in respect to dividend rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company.

Protection Provisions – The Second Amended Certificate of Designation may not be altered in any way except with the consent of the holder of Series A Preferred Stock; the Company may not redeem for value existing shares of Common Stock or any additional series of preferred stock if such redemption does not include outstanding shares of Series A; the Company may not issue a new series of capital stock ranking pari pasu or with a preference over the voting rights fixed for the Series A.

The foregoing description of the Second Amended Certificate of Designation is qualified in its entirety by reference to the full text of the document, and should be read in conjunction with the Second Amended Certificate of Designation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1.6.

ITEM 8.01	OTHER EVENTS

On June 4, 2018, Ajay Hans, the Company’s Chief Executive Officer and Chief Financial officer the sole holder of Series A elected to convert all 4,565,000 outstanding shares of Series A to Series B, in accordance with the terms and conditions of the Second Amended Certificate of Designation.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The exhibit required to be attached by Item 601 of Regulation S-K are filed herewith.

Exhibit No.	Page No.	Description
3.1.6	Attached	Second Amended Certificate of Designation

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobetize Corp.		Date

By:	/s/ Ajay Hans	June 5, 2018
Name:	Ajay Hans
Title:	Chief Executive Officer

3